UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2004

Fidelity National Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9396	86-0498599
(Commission File Number)	(I.R.S. Employer
Identification Number)

601 Riverside Avenue, Jacksonville, Florida	32204
(Address of Principal Executive Offices)	(Zip Code)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communication pursuant to Rule 425 under Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5
EXHIBIT 99.6
EXHIBIT 99.7
EXHIBIT 99.8

Item 1.01. Entry into a Material Definitive Agreement

(a) Definitive Material Agreement

     The Transaction

     On December 23, 2004, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), announced the execution of a definitive Stock Purchase Agreement dated as of December 23, 2004 (the “Purchase Agreement”), between Fidelity National Information Services, Inc., a Delaware corporation and wholly-owned subsidiary of FNF (“FNIS”), FNF, certain affiliates of Thomas H. Lee Partners, L.P. (“THL” or the “THL Entities”) and certain affiliates of Texas Pacific Group (“TPG” or the “TPG Entities”). The Purchase Agreement provides the terms upon which FNIS will sell a 25 percent minority equity interest in FNIS common stock to the THL Entities and the TPG Entities (collectively, the “Sponsors” or the “Sponsor Group”) for a purchase price of $500,000,000 (the “Transaction”).

     As previously disclosed by FNF, a condition to the Transaction is the consummation of a recapitalization of FNIS. FNF is currently in the negotiation process with a consortium of lenders regarding the credit facility to be entered into with respect to the recapitalization plan. Upon the successful completion of the recapitalization of FNIS, FNF will pay a special $10 per share cash dividend to FNF stockholders which is anticipated to be declared and paid during the first quarter of 2005.

     FNF anticipates the closing of the Transaction to occur following the recapitalization and payment of the special dividend. As detailed more fully below, upon consummation of the Transaction, a new FNIS board of directors will be established. William P. Foley, II, current Chairman and Chief Executive Officer of FNF, will serve as the Chairman and Chief Executive Officer of FNIS. Following the closing of the Transaction, FNF will have the right to appoint twelve of the members of the FNIS board of directors and THL and TPG will each have the right to appoint two members of the FNIS board. THL and TPG have certain demand registration rights, including rights relating to the registration of their shares in a public offering of FNIS common stock if certain criteria are met relating to the potential price and gross proceeds that would be generated by the public offering. If FNIS has not consummated a public offering of its common stock within two years of the closing of the Transaction, the Sponsors have various rights relating to a sale of their shares of FNIS common stock which are summarized below.

     The Purchase Agreement requires the establishment of an option pool for members of FNIS management to purchase an aggregate 7.5 percent of the fully-diluted shares of FNIS at the same price paid by the Sponsor Group for their minority equity interest in FNIS. A portion of the option pool will be subject to time-based, quarterly vesting over four and five-year periods, while the other portion will be subject to performance-based vesting.

     Purchase Agreement

     The Purchase Agreement provides for certain representations, warranties, covenants and indemnities in connection with the Transaction. The closing of the Transaction under the Purchase Agreement is subject to customary closing conditions, including conditions related to approvals, expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act, consents and waivers, and the closing of the FNIS bank facility on terms provided for under the Purchase Agreement. In addition to these closing conditions, the Purchase Agreement also requires the parties to execute other transaction documents relating to the Transaction, including the following:

     Stockholders Agreement

     In connection with the Transaction, FNIS will enter into a Stockholders Agreement with the Sponsor Group. Under the Stockholders Agreement, following the closing of the Transaction the parties agree to vote their FNIS shares such that FNF will have the right to elect up to twelve directors and THL and TPG will have the right to elect two directors each. In the event that THL or TPG cease to own at least 50% of the shares held by either of them as of the closing of the Transaction, they will be entitled to elect only one director. The Sponsor Group will also have the right to representation on each of the committees of the FNIS board.

     Under the terms of the Stockholders Agreement, the chairman of the FNIS board shall be elected by a majority vote of the FNIS board; provided that William P. Foley, II shall serve as a Chairman for an initial period of three years. The Stockholders Agreement also provides that if the FNIS board proposes to appoint a new Chief Executive Officer, Chief Financial Officer or Chief Operating Officer, the Sponsor Group will have a qualified right to veto the selection of up to three proposed candidates for each position.

     The Stockholders Agreement provides that prior to a public offering of equity securities of FNIS or any of its subsidiaries, the following actions by FNIS or any of its subsidiaries will require the approval of the majority of shares held respectively by THL and by TPG:

•	the approval of any change in capital expenditures of more than 20 percent from previously approved amounts,

•	acquisitions in excess of $50,000,000 per transaction or series of related transactions, or in excess of $100,000,000 in the aggregate in any fiscal year,

•	amendments to the constituent documents of FNIS in a manner that disproportionately and adversely affects the rights of the Sponsors or adversely affects the indemnification of FNIS directors,

•	any sale of all or substantially all of the assets of FNIS or its material subsidiaries, or any change of control of FNIS or its material subsidiaries,

•	the incurrence of any indebtedness for borrowed money in excess of $100,000,000 or the granting of any lien on the assets, or pledge of the capital stock, of FNIS or its subsidiaries,

•	the authorization or issuance of any equity securities of FNIS or its subsidiaries that are senior to the shares held by the Sponsors as to liquidation preference, redemption rights or dividend rights,

•	any increase in the authorized number of shares of common stock issued to employees, officers or directors of, or consultants or advisors to, FNIS, pursuant to the current incentive plan or adoption of any similar incentive or option plan,

•	entering into any transaction which involves payments by any party of more than $500,000 annually in the aggregate, between FNIS and any of its subsidiaries on the one hand and any party to the Stockholders Agreement or its affiliates or other related parties on the other hand,

•	any public offering other than a Qualified Public Offering (as defined below), or

•	any commencement of any action relating to bankruptcy or seeking appointment of a receiver for FNIS or any of its subsidiaries or a substantial part of any of their assets, or making of a general assignment for the benefits of any of their creditors.

     Subject to certain limitations, the Stockholders Agreement provides that prior to the completion of an initial public offering of equity securities of FNIS neither FNF nor the Sponsor Group may transfer any of their FNIS common stock without offering the other parties the right to participate in the sale on the same terms and conditions.

     The Stockholders Agreement provides the Sponsors with certain liquidity rights. If FNIS has not consummated a Qualified Public Offering prior to the second anniversary of the closing of the Transaction, then Sponsors holding at least 75% of the FNIS shares held by the Sponsors will have the right to notify FNF of their intent to sell their FNIS shares to FNF, whereupon the parties will negotiate in good faith the terms of a sale of such shares to FNF or FNIS. If the parties are unable to agree upon the terms of a sale, the Sponsors may initiate an appraisal process to determine an appraisal price. If, following any appraisal process, the Sponsors approve the appraisal price, the Sponsors may notify FNF and FNIS of their approval, and FNF or FNIS may elect to purchase for cash such shares at the appraisal price. If the Sponsors approve the appraisal price, but FNF and FNIS do not elect to purchase or fail to make an election to purchase the shares, the Sponsors will have the right to compel a sale of FNIS. If, however, a sale of FNIS does not occur in accordance with the provisions of the Stockholders Agreement, the Sponsors may exchange all (but not less than all) of their FNIS common stock for the common stock of FNF. Such exchange would be based upon the appraisal price of the Sponsors’ shares (based on a new appraisal process initiated at the time of exercise of the exchange) and the fair market value of FNF’s stock, determined by the average closing price of FNF’s stock for the 45-day trading period immediately prior to the exchange date. To the extent the number of shares to be received by the Sponsors at the appraisal price constitutes more than 19.9% of the outstanding capital stock of FNF (as determined pursuant to the rules of the New York Stock Exchange), then the Sponsors will receive the balance in cash as a pro rata portion of the appraisal price. If following any appraisal process the Sponsors do not approve the appraisal price, the Sponsors have the right to initiate the appraisal process two additional times, provided there is a 12-month period between the first election and the second election, and the second election and the third election.

     For the purposes of the Stockholders Agreement, “Qualified Public Offering” means a public offering whereby the offered shares trade on a national securities exchange or NASDAQ, and in which, at the election of FNIS, either one of the following criteria is fulfilled: (A) (i) the price per share paid by the public in such offering is at least $15.00 and less than $17.50 and (ii) the gross proceeds to FNIS would at least equal an amount obtained by multiplying the per share price in (A)(i) above by that number of shares equal to 15% of the outstanding shares of FNIS after giving effect to the offering, or (B) (i) the price per share paid by the public in such offering is at least $17.50, and (ii) the gross proceeds to FNIS would at least equal an amount obtained by multiplying the per share price in (B)(i) above by that number of shares equal to 12.5% of the outstanding shares of FNIS after giving effect to the offering.

     The Stockholders Agreement terminates upon the earlier of (i) the agreement of the parties to terminate the agreement, (ii) the dissolution or liquidation of FNIS, (iii) the sale of FNIS and (iv) the completion of a public offering of equity securities of FNIS.

     Registration Rights Agreement

     In connection with the closing of the Transaction, FNIS has agreed to enter into a Registration Rights Agreement with FNF and the Sponsors (the “Registration Rights Agreement”). The Registration Rights Agreement grants certain demand registration rights in connection with a Qualified Public Offering to FNF and to Sponsors holding 75% of the registrable shares owned by the Sponsor Group. The Registration Rights Agreement also grants certain incidental registration rights to FNF and the Sponsors. Rights granted under the Registration Rights Agreement are subject to holdback and other customary restrictions and limitations which are described in the agreement.

     Indemnification Agreements

     In connection with the closing of the Transaction, FNIS will enter into Director Indemnification Agreements (collectively, the “Indemnification Agreements”) with members of the board of directors of FNIS (the “Indemnitees”). Pursuant to the terms of the Indemnification Agreements, FNIS will provide the Indemnitees with specific contractual rights to indemnification against litigation expenses and liabilities, and to the extent insurance is available, coverage under a director’s liability insurance policy of FNIS.

     Noncompetition Agreement

     Under the terms of the Purchase Agreement, FNF has agreed to enter into a Non-competition and Non-solicitation Agreement with FNIS (the “Noncompetition Agreement”) as a condition to the closing of the Transaction. Under the terms of the Noncompetition Agreement, for a period from the date of the agreement until the first anniversary of the date that FNF ceases to beneficially own at least a majority of the outstanding capital stock of FNIS, FNF agrees that it will not, and will cause its affiliates (other than FNIS or its subsidiaries) not to, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, other than ownership and control of FNIS and its subsidiaries, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in specified businesses that are competitive with the business of FNIS (a “Competitive Business”). Notwithstanding the foregoing, nothing contained in the Noncompetition Agreement prevents FNF from: (i) engaging in certain enumerated activities; (ii) acquiring control of a business which is engaged in a Competitive Business and continuing to conduct such Competitive Business if FNF presents the opportunity to make the acquisition to the FNIS board of directors and (A) FNF’s designees on the FNIS board have voted in favor of FNIS or one of its subsidiaries making such acquisition and (B) the Sponsors’ designees on the FNIS board have voted against FNIS or any of its subsidiaries making such investment, provided that, FNF has consummated the acquisition on the same terms presented to the FNIS board (provided, however, FNF may not conduct any activities that constitute a Competitive Business through such acquired entity if such type of activities were not conducted by the acquired entity at the time of the acquisition); (iii) acquiring control of a business (A) which earns less than 10% of its annual revenues from engaging in a Competitive Business (“Minor Competitive Activity”), provided, however that such Minor Competitive Activity comprises less than 10% of the annual revenues of the acquired business during the entire term of the Noncompetition Agreement, or (B) which earns more than 10%, but less than 50% of its annual revenues from engaging in a Competitive Business (“Divestible Competitive Activity”), provided, however that such Divestible Competitive Activity shall be offered to FNIS within thirty days after closing such acquisition at a price equal to that paid by FNF or, if such price was not separately determined, at fair market value as determined by mutual consent of the parties or a mutually agreed upon appraisal process; or (iv) being a passive owner of less than five percent of the outstanding stock of a corporation which is publicly traded and is engaged in a Competitive Business.

     Management Agreements

     In connection with the closing of the Transaction, FNIS has agreed to enter into a Management Agreement with THL Managers V, LLC, an affiliate of THL, and a Management Agreement with TPG GenPar IV, L.P., an affiliate of TPG (collectively, the “Management Agreements”). Under the terms of the Management Agreements, certain affiliates of the Sponsors will provide FNIS with advice and analysis, including advice with respect to debt facilities and arrangements and other matters (collectively, “Advisory Services”). Each Management Agreement provides that FNIS will pay the applicable THL or TPG affiliate in exchange for the Advisory Services: (i) a one time transaction fee of $12,500,000, payable at the closing of the Transaction, and (ii) an annual management fee, payable in advance in semi-annual installments beginning at the closing of the Transaction in an amount per year equal to $1,250,000. Each of the Management Agreements will terminate on the earlier to occur of five years after the closing of the Transaction and the consummation of a public offering of the equity securities of FNIS.

     2005 Stock Incentive Plan

     The Purchase Agreement provides for FNIS’s adoption of a stock incentive plan, referred to as the Fidelity National Information Services, Inc. 2005 Stock Incentive Plan (the “Plan”), under which incentive awards consisting of shares of FNIS common stock or options to purchase shares of FNIS common stock may be granted to employees, directors and consultants of FNIS and its subsidiaries. The Plan will become effective upon adoption by the FNIS board, subject to approval of the majority of FNIS’s Stockholders within twelve months of its adoption, and will terminate automatically on the day before the tenth anniversary of its adoption, unless earlier terminated by the FNIS board. Stock options granted under the Plan may consist of options intended to qualify as incentive stock options (as that term is defined in Section 422 of the Internal Revenue Code) or options not intended to so qualify. Stock awards may be granted with or without a purchase price, and may contain vesting and other terms and conditions, as the Plan’s administrator may determine. The Plan will be administered by the FNIS board or, at its election, by one or more committees consisting of one or more members who have been appointed by the FNIS board. The maximum number of shares of FNIS common stock that may be issued pursuant to awards under the Plan will be 7.5% of FNIS’s outstanding common stock, on a fully diluted basis immediately after the closing of the Transaction, subject to adjustment in connection with certain events or series of events affecting FNIS’s capital structure.

     Subject to the foregoing share limit and other terms and conditions in the Plan, the Plan’s administrator is authorized to grant awards under the Plan from time to time during the term of the Plan and to determine the terms of such awards; however, it is anticipated that awards respecting most or all of the shares reserved for issuance under the Plan will be granted at or around the time of the closing of the Transaction. The exercise price of awards will be equal to the price per share paid by the Sponsor Group in the Transaction. Awards will be evidenced by award agreements, which will set forth terms and conditions of the awards to the extent not set forth in the Plan. Unless a recipient’s award agreement provides otherwise, the vested portion of a recipient’s stock options will expire on the earlier of: (i) the expiration of their term, which will in no event be greater than ten years, (ii) twelve months following termination of the recipient’s service as a result of death, disability, retirement, or termination for other than cause, or (iii) the date of termination of the recipient’s service if the termination is for cause or voluntary by the recipient. Any unvested portion of a recipient’s options will expire upon termination of service.

     Separation and Intercompany Agreements

     Under the terms of the Purchase Agreement, FNF and FNIS have agreed to: (i) identify all of the services that have been historically provided by FNF to FNIS or its subsidiaries and all other relationships between FNIS or its subsidiaries and FNF that are necessary for FNIS and its subsidiaries to continue operating in a manner that is substantially equivalent to the manner in which they have operated during the twelve months prior to the date of the Purchase Agreement (the “Relationships”); (ii) identify all of the other relationships and agreements between FNIS or its subsidiaries and FNF that are necessary for the separation of FNIS and its subsidiaries from FNF (the “Separation Agreements”); and (iii) memorialize in various agreements (the “Intercompany Agreements”) the terms and conditions of each of the Relationships and services to be continued after the closing of the Transaction. The Relationships to be covered by the Intercompany Agreements include, but are not limited to, corporate services provided by FNF and its subsidiaries to FNIS and its subsidiaries (including, without limitation, payroll, employee benefits, human resources, insurance, expense reimbursement and legal services), software licenses, information technology, intellectual property cross licenses, joint ownership and development, agency, starter repository access, title plant maintenance and title plant access, lease for space at FNIS’s headquarters and tax disaffiliation agreements.

     The foregoing description of the Transaction and the Purchase Agreement and other agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement and the forms of the other agreements. The complete text of the Purchase Agreement and the forms of the other agreements are filed as Exhibits 10.1 and 99.1 through 99.7 hereto and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

     The securities to be sold under the Purchase Agreement will be offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended ( the “Securities Act”), and Rule 506 promulgated thereunder. The agreements executed in connection with the Transaction contain representations to FNF and FNIS that the investors had access to information concerning FNIS’s operations and financial condition, the investors are acquiring the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are accredited investors (as defined by Rule 501 under the Securities Act). At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, as amended, and the certificates representing the securities shall bear legends to that effect. Please see “Stockholders Agreement” in Item 1.01(a) of this Current Report on Form 8-K (which Item 1.01(a) is incorporated into this Item 3.02 by reference) for a description of the Sponsors’ right to exchange FNIS common stock for FNF common stock.

Item 8.01. Other Events.

     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Stock Purchase Agreement, by and among Fidelity National Information Services, Inc., Fidelity National Financial, Inc. and the Purchasers named therein, dated as of December 23, 2004.

99.1	Form of Stockholders Agreement, by and among Fidelity National Information Services, Inc. and the other Parties thereto, dated as of , 2005.

99.2	Form of Non-Competition and Non-Solicitation Agreement, by and between Fidelity National Financial, Inc. and Fidelity National Information Services, Inc., dated as of , 2005.

99.3	Form of Registration Rights Agreement, by and among Fidelity National Information Services, Inc. and the Securityholders listed thereon, dated as of .

99.4	Form of Fidelity National Information Services, Inc., 2005 Stock Incentive Plan.

99.5	Form of Management Agreement, by and between Fidelity National Information Services, Inc. and TPG GenPar IV, L.P., dated as of , 2005.

99.6	Form of Management Agreement, by and between Fidelity National Information Services, Inc. and THL Managers V, LLC, dated as of , 2005.

99.7	Form of Director Indemnification Agreement, by and between Fidelity National Information Services, Inc. and , dated as of , 200 .

99.8	Press Release of FNF.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Alan L. Stinson

Name:	Alan L. Stinson
Title:	Executive Vice President and
Chief Financial Officer

Dated: December 29, 2004

INDEX TO EXHIBITS

Number	Description
10.1	Stock Purchase Agreement, by and among Fidelity National Information Services, Inc., Fidelity National Financial, Inc. and the Purchasers named therein, dated as of December 23, 2004.

99.1	Form of Stockholders Agreement, by and among Fidelity National Information Services, Inc. and the other Parties thereto, dated as of , 2005.

99.2	Form of Non-Competition and Non-Solicitation Agreement, by and between Fidelity National Financial, Inc. and Fidelity National Information Services, Inc., dated as of , 2005.

99.3	Form of Registration Rights Agreement, by and among Fidelity National Information Services, Inc. and the Securityholders listed thereon, dated as of .

99.4	Form of Fidelity National Information Services, Inc., 2005 Stock Incentive Plan.

99.5	Form of Management Agreement, by and between Fidelity National Information Services, Inc. and TPG GenPar IV, L.P., dated as of , 2005.

99.6	Form of Management Agreement, by and between Fidelity National Information Services, Inc. and THL Managers V, LLC, dated as of , 2005.

99.7	Form of Director Indemnification Agreement, by and between Fidelity National Information Services, Inc. and , dated as of , 200 .

99.8	Press Release of FNF.